Calculation of Filing Fee Tables
S-8
OSHKOSH CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $.01 per share	457(a)	2,600,000	$ 111.16	$ 289,016,000.00	0.0001476	$ 42,658.76
Total Offering Amounts:						$ 289,016,000.00		$ 42,658.76
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 42,658.76
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Oshkosh Corporation (the Registrant) that become issuable under the Oshkosh Corporation 2024 Incentive Stock and Awards Plan (the Plan) in accordance with the adjustment and anti-dilution provisions of the Plan. (2) Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee based on a per share price of $111.16, the average of the high and low price per share of the Registrants common stock as reported on the New York Stock Exchange on July 25, 2024.